Cricut, Inc. Reports Fourth Quarter and Full Year 2025 Financial Results
Delivered 9th consecutive year of profitability with net income of $76.7 million, or 10.8% margin
Net Income increased 22%, or $13.9 million, compared to 2024
Generated $200 million in Cash from Operations in 2025
Paid subscribers increased over 4% to just over 3.09 million,compared to 2024
2025 revenue of $708.8 million, a less than 1% decline compared to 2024

SOUTH JORDAN, Utah, March 3, 2026 (GLOBE NEWSWIRE) -- Cricut, Inc. (“Cricut”) (NASDAQ: CRCT), the creative technology company that has brought a connected platform for making to millions of users worldwide, today announced financial results for its fourth quarter and full year ended December 31, 2025.

"While we are pleased with increased profitability with net income up 22%, the over 4% increase in paid subscribers, and positive machine-sell out units in both North America and International, we are disappointed in the lack of total company sales growth for both Q4 and 2025. We are working with urgency and focus to drive a mass market experience, accelerating our development cycles, and competing better. We have a strong conviction in our category and the overall market potential," Cricut's Chief Executive Officer, Ashish Arora, said. “We have delivered on our commitment to fundamentally simplify our user experience with our new project guided flows, which are in the process of being rolled out to our entire user base. While it is still early, we are pleased with initial results. Thus far in 2026, we have already launched two next-generation cutting machines, new heat presses, a new Direct To Film (or DTF) service, and I am excited about our future roadmap."

Fourth Quarter 2025 Financial Results
•Revenue decreased 3% to $203.6 million, compared to $209.3 million in Q4 2024.
•Platform revenue increased 6% to $83.9 million, compared to $79.4 million in Q4 2024.
•Products revenue decreased 8% to $119.7 million, compared to $129.9 million in Q4 2024.
•Gross margin was 47.4%, up from 44.9% in Q4 2024.
•Operating income was $13.9 million, or 6.8% of revenue, compared to $13.9 million, or 6.6% of revenue, in Q4 2024.
•Net income was $7.8 million or 3.8% of revenue, compared to $11.9 million, or 5.7% of revenue, in Q4 2024.
•Diluted earnings per share was $0.04, compared to $0.06 in Q4 2024.
•International revenue increased by 9% over Q4 2024 and was 28% of revenue, up from 25% of revenue in Q4 2024.

Full Year 2025 Financial Results
•Revenue decreased less than 1% to $708.8 million, compared to $712.5 million in FY 2024.
•Platform revenue increased 5% to $327.4 million, up from $313.0 million in FY 2024.
•Products revenue decreased 5% to $381.4 million, compared to $399.6 million in FY 2024.
•Gross margin was 55.1%, up from 49.5% in FY 2024.

•Operating income was $96.0 million, up 26% year over year or 13.5% of revenue, up from $76.1 million, or 10.7% of revenue, in FY 2024.
•Net income was $76.7 million, or 10.8% of revenue, up from $62.8 million, or 8.8% of revenue in FY 2024.
•Diluted earnings per share was $0.35, up from $0.29 in FY 2024.
•International revenue increased 8% to $169.7 million, or 24% of revenue, compared to $157.5 million or 22% of revenue in FY 2024.
•Generated $200.2 million in cash from operations.

"We continue to generate healthy cash flow on an annual basis, which funds inventory needs and investments for long-term growth. In 2025, we generated $200 million in cash from operations. We ended 2025 with cash and cash equivalents of approximately $276 million and remain debt free," said Kimball Shill, Chief Financial Officer. "We expect to be profitable each quarter and generate positive cash flow from operations during 2026, even while we continue to fund investments to drive future growth. We also expect to continue to be active with our authorized $50 million stock repurchase program, which has $41.3 million remaining."
2025 Business Highlights
•Paid Subscribers grew over 4% to just over 3.09 million versus 2024.
•Platform ARPU grew to $55.77, up 5% versus 2024.
•Ended 2025 with just under 5.9 million Active Users, about flat year over year.
•Ended 2025 with just under 3.7 million 90-Day Engaged Users, down 3% versus 2024.
•Machine sell-out units were positive in both North America and International.
•Significant improvements in our software platform that includes compelling AI offerings and easy-to-use project guided flows.
•Meaningful improvement in our Net Promoter Score (NPS).

Key Performance Metrics
In addition to the measures presented in our consolidated financial statements, we use the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.

	As of December 31,
	2025	2024
Active Users (in thousands)	5,871	5,892
90-Day Engaged Users (in thousands)	3,695	3,812
Paid Subscribers (in thousands)	3,091	2,959

	Twelve Months Ended December 31,
	2025	2024
Platform ARPU	$55.77	$53.12
Glossary of Terms
Active Users
We define Active Users as registered users of at least one registered connected machine who have utilized their connected machine to create a project in the last 365 days. One user may own multiple registered connected machines but is only counted once if that user registers those connected machines by using the same email address. If possession of a connected machine is transferred to a new owner and registered by that new owner, the new owner is added to the total Active Users and the prior owner is removed from the total Active Users if the prior owner does not own any other registered connected machines. Active Users is a key indicator of the health of our business, because changes in the number of Active Users excludes non-users to better represent opportunities for us to drive additional platform and accessories and materials revenue.
90-Day Engaged Users
We define 90-Day Engaged Users as registered users of at least one registered connected machine who have utilized their connected machine to create a project in the last 90 days. One user may own multiple registered connected machines but is only counted once if that user registers those connected machines by using the same email address. If possession of a connected machine is transferred to a new owner and registered by that new owner, the new owner is added to the total 90-Day Engaged Users and the prior owner is removed from the total 90-Day Engaged Users if the prior owner does not own any other registered connected machines. 90-Day Engaged Users excludes non-users to better represent opportunities for us to drive additional platform and accessories and materials revenue.
Paid Subscribers
We define Paid Subscribers as the number of users with a subscription to Cricut Access or Cricut Access Premium, excluding cancelled, unpaid, paused, or free trial subscriptions, as of the end of a period. Paid Subscribers is a key metric to track growth in our Platform revenue and potential leverage in our gross margin.
Platform ARPU
We define Platform ARPU as Platform revenue in a 12-month period divided by Active Users. Platform ARPU allows us to forecast Platform revenue over time and is an indicator of our ability to expand with users and of user engagement with our subscription offerings.

Webcast and Conference Call Information
Cricut management will host a conference call and webcast to discuss the results today, Tuesday, March 3, 2026 at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Information about Cricut’s financial results, including a link to the live and archived webcast of the conference call, will be made available on Cricut’s investor relations website at https://investor.cricut.com/.
The live call may also be accessed via telephone. Please pre-register using this link: https://register-conf.media-server.com/register/BI1734e6c3b443441c87945b8ca1a286fd. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. To avoid long wait times, we suggest registering at minimum 15 minutes before the start of the call to receive your unique PIN code.
About Cricut, Inc.
Cricut, Inc. is a creative platform company that makes it easy for users to create meaningful personal items. Cricut hardware and software work together as a connected platform for consumers to make beautiful, high-quality projects quickly and easily. These industry-leading products include a flagship line of smart cutting machines — the Cricut Maker® family, the Cricut Explore® family, and the Cricut Joy® family — accompanied by other unique tools like Cricut EasyPress®, the Infusible Ink™ system, and a diverse collection of materials. In addition to providing tools and materials, Cricut fosters a thriving community of millions of dedicated users worldwide.
Cricut has used, and intends to continue using, its investor relations website and the Cricut News Blog (https://cricut.com/blog/news/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Cricut News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.
Media Contact:
Avani Patel
pr@cricut.com
Investor Contact:
Jim Suva
investors@cricut.com
Source: Cricut, Inc.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, quotations from management, business outlook, strategies, capital allocation plans, market size and growth opportunities. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipates,” “believes,” “targets,” “potential,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may,” “will” or similar terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future results of operations or the ability to generate revenues, income or cash flow are forward-looking statements. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections and our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control, that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections will prove to be correct or that any of our expectations, estimates or projections, including with respect to the future earnings and performance of Cricut, Inc., will be achieved. The forward-looking statements included in this press release are only made as of the date indicated on the relevant materials and are based on our estimates and opinions at the time the statements are made. We disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances or changes in opinion, except as required by law.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, but not limited to, risks and uncertainties associated with: our ability to attract and engage with our users; competitive risks; supply chain, manufacturing, distribution and fulfillment risks; international risks, including regulation, trade wars, heightened, scheduled, or threatened tariffs or retaliatory trade measures that have materially increased our costs and the potential for further trade barriers or disruptions; sales and marketing risks, including our dependence on sales to brick-and-mortar and online retail partners and our need to continue to grow online sales; risks relating to the complexity of our business, which includes connected machines, custom tools, hundreds of materials, design apps, e-commerce software, subscriptions, content, international production, direct sales and retail distribution; risks related to product quality, safety and warranty claims and returns; risks related to the fluctuation of our quarterly results of operations and other operating metrics; risks related to intellectual property, cybersecurity and potential data breaches; risks related to our dependence on our Chief Executive Officer; risks related to our status as a “controlled company”; and the impact of economic and geopolitical events, natural disasters and actual or threatened public health emergencies, current recessionary pressures and any resulting economic slowdown from any of these events, or other resulting interruption to our operations. These risks and uncertainties are described in greater detail, or are incorporated by reference, under the heading “Risk Factors” in the most recent form 10-K or 10-Q that we have filed with the Securities and Exchange Commission (“SEC”).
In addition, certain risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in these materials are only made as of the date indicated on the relevant materials and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law.

Cricut, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue:
Platform	$83,933	$79,367	$327,399	$312,976
Products	119,664	129,942	381,381	399,562
Total revenue	203,597	209,309	708,780	712,538
Cost of revenue:
Platform	9,549	9,641	35,990	37,288
Products	97,600	105,677	282,359	322,462
Total cost of revenue	107,149	115,318	318,349	359,750
Gross profit	96,448	93,991	390,431	352,788
Operating expenses:
Research and development	17,238	15,991	66,522	60,399
Sales and marketing	49,383	41,632	159,412	143,294
General and administrative	15,891	22,491	68,464	72,985
Total operating expenses	82,512	80,114	294,398	276,678
Income from operations	13,936	13,877	96,033	76,110
Other income (expense):
Interest income	2,112	2,827	11,389	11,016
Interest expense	(224)	(81)	(567)	(326)
Other income	(26)	10	1,038	2,077
Total other income, net	1,862	2,756	11,860	12,767
Income before provision for income taxes	15,798	16,633	107,893	88,877
Provision for income taxes	8,007	4,707	31,188	26,047
Net income	$7,791	$11,926	$76,705	$62,830
Other comprehensive income (loss):
Change in net unrealized gains (losses) on marketable securities, net of tax	17	(136)	(251)	(136)
Change in foreign currency translation adjustment, net of tax	56	(287)	423	(147)
Comprehensive income	$7,864	$11,503	$76,877	$62,547
Earnings per share, basic	$0.04	$0.06	$0.36	$0.29
Earnings per share, diluted	$0.04	$0.06	$0.35	$0.29
Weighted-average common shares outstanding, basic	211,863,362	213,699,921	215,183,706	215,105,815
Weighted-average common shares outstanding, diluted	214,689,891	215,012,609	217,309,035	215,645,506

Cricut, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$256,216	$232,140
Marketable securities	19,434	104,774
Accounts receivable, net	92,011	101,980
Inventories	102,664	115,255
Prepaid expenses and other current assets	29,266	26,065
Total current assets	499,591	580,214
Property and equipment, net	40,260	37,546
Operating lease right-of-use assets	10,880	13,958
Deferred tax assets	13,210	39,186
Other assets	16,865	22,131
Total assets	$580,806	$693,035
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$71,553	$53,373
Accrued expenses and other current liabilities	71,146	76,274
Deferred revenue, current portion	50,409	45,427
Operating lease liabilities, current portion	3,606	3,899
Dividends payable, current portion	24,361	24,401
Total current liabilities	221,075	203,374
Operating lease liabilities, net of current portion	8,018	11,310
Deferred revenue, net of current portion	2,872	2,826
Other non-current liabilities	5,280	8,764
Total liabilities	237,245	226,274
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, and no shares issued and outstanding as of December 31, 2025 and December 31, 2024.	—	—
Common stock, par value $0.001 per share, 1,250,000,000 shares authorized as of December 31, 2025, 211,336,284 and 213,295,922 shares issued and outstanding as of December 31, 2025 and 2024, respectively.	211	213
Additional paid-in capital	339,224	466,554
Retained earnings	3,960	—
Accumulated other comprehensive income (loss)	166	(6)
Total stockholders’ equity	343,561	466,761
Total liabilities and stockholders’ equity	$580,806	$693,035

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$76,705	$62,830
Adjustments to reconcile net income to net cash and cash equivalents provided by (used in) operating activities:
Depreciation and amortization (including amortization of debt issuance costs)	24,439	29,006
Bad debt expense/(recoveries, net)	(1,695)	3,285
Impairments	642	486
Stock-based compensation	34,791	45,067
Deferred income tax	26,117	(4,378)
Non-cash lease expense	3,460	4,811
Provision for inventory obsolescence, net	(19,706)	(5,401)
Unrealized foreign currency (gain) / loss	(1,077)	1,047
Other	(714)	(1,816)
Changes in operating assets and liabilities:
Accounts receivable	12,618	4,888
Inventories	41,161	149,965
Prepaid expenses and other current assets	(2,429)	(7,221)
Other assets	(3,223)	(1,119)
Accounts payable	16,854	(23,120)
Accrued expenses, other current liabilities and other non-current liabilities	(8,774)	6,985
Operating lease liabilities	(3,968)	(5,365)
Deferred revenue	5,029	5,018
Net cash and cash equivalents provided by operating activities	200,230	264,968
Cash flows from investing activities:
Purchase of marketable securities	—	(110,521)
Proceeds from maturities of marketable securities	85,074	110,527
Purchases of property and equipment, including capitalized software development costs	(24,417)	(18,334)
Net cash and cash equivalents provided by (used in) investing activities	60,657	(18,328)
Cash flows from financing activities:
Repurchases of common stock	(24,748)	(38,493)
Employee tax withholding payments on stock-based awards	(10,594)	(7,970)
Cash dividend	(202,103)	(109,972)
Net cash and cash equivalents used in financing activities	(237,445)	(156,435)
Effect of exchange rate on changes on cash and cash equivalents	634	(252)
Net increase (decrease) in cash and cash equivalents	24,076	89,953
Cash and cash equivalents at beginning of period	232,140	142,187
Cash and cash equivalents at end of period	$256,216	$232,140
Supplemental disclosures of cash flow information:
Cash paid during the period for income taxes	$15,349	$43,596

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows (continued)
(in thousands)

	Year Ended December 31,
	2025	2024
Supplemental disclosures of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$371	$6,417
Property and equipment included in accounts payable, accrued expenses and other current liabilities	$3,460	$2,050
Tax withholdings on stock-based awards included in accrued expenses and other current liabilities	$652	$463
Stock-based compensation capitalized for software development costs	$1,634	$1,509
Dividends declared but unpaid	$24,361	$24,413